EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Techlabs, Inc. of our reports dated April 19, 2007 and April 26, 2006, relating to our audits of the consolidated financial statements of Techlabs, Inc. included in the Annual Report on Form 10K for the years ended December 31, 2006 and December 31, 2005, respectively.


BAUMANN, RAYMONDO & COMPANY, P.A.

/s/ Baumann, Raymondo & Company, P.A.

May 8, 2006